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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Caremark Rx, Inc. (formerly MedPartners, Inc.) and in the related Prospectuses of our report dated February 10, 2000, with respect to the consolidated financial statements and schedule of Caremark Rx, Inc. included in this annual report (Form 10-K) for the year ended December 31, 2000:

         Form S-8 033-86806 pertaining to the 1993 Stock Option Plan;
         Form S-8 333-11875 pertaining to MedPartners' Incentive Compensation
           Plan;
         Form S-8 333-11127 pertaining to the 1995 Stock Option Plan;
         Form S-8 333-05703 pertaining to MedPartners' Employee Savings Plan; Form S-8 333-14159 pertaining to Caremarks' Employee Savings Plan;
         Form S-8 333-14163 pertaining to Caremarks' Non-Employee Director Stock
           Option Plan and Caremarks' Stock Purchase Plan;
         Form S-8 333-38835 pertaining to Medpartners' 1997 Long Term Incentive
           Compensation Plan;
         Form S-8 333-16863 pertaining to MedPartners' Employee Stock Purchase
           Plan;
         Form S-3 333-17339 pertaining to the resale of common stock by certain selling shareholders;
         Form S-8 333-30145 pertaining to the MedPartners' 1994 Non-Employee
           Director Stock Option Plan and 1994 Incentive Plan;
         Form S-8 333-42967 pertaining to the Amended and Restated 1995 Stock
           Option Plan;
         Form S-8 333-50849 pertaining to MedPartners' 1997 Long Term Incentive
           Compensation Plan;
         Form S-3 333-53761 pertaining to the resale of common stock by certain selling shareholders;
         Form S-8 333-64371 pertaining to MedPartners' 1998 Employee Stock
           Option Plan;
         Form S-8 333-68709 pertaining to the Non-Qualified Stock Option
           Agreement Dated August 6, 1998 between MedPartners and Edwin M. Crawford; and
         Form S-8 333-68707 pertaining to MedPartners' 1998 New Employee Stock
           Option Plan.
         Form S-3 333-90583 pertaining to the offering of Preferred Securities by Caremark Rx Capital Trust I.

Birmingham, Alabama
March 20, 2001